UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2005

U.S. CONCRETE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26025	76-0588680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas 77042
(Address of principal executive offices, including ZIP code)

(713) 499-6200
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01 Entry into a Material Definitive Agreement.

On December 5, 2005, U.S. Concrete, Inc. (the “Company”) and its wholly-owned subsidiary, Beall Concrete Enterprises, Ltd. (“Beall”), entered into an Asset Purchase Agreement (the “Agreement”) with Go-Crete, a Texas corporation (“Go-Crete”), South Loop Development Corporation, a Texas corporation (“South Loop”), and John D. Yowell, Jr., individually.  Under the terms of the Agreement, Beall acquired substantially all of the assets of Go-Crete and South Loop for $27.3 million in cash and assumed certain capital lease liabilities with a net present value of approximately $2.0 million.  The Company used cash on hand to make the purchase.

Item 7.01 Regulation FD Disclosure.

On December 5, 2005, the Company issued a press release announcing that it had entered into the Agreement. A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit

99.1	Press Release of U.S. Concrete, Inc. dated December 5, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: December 8, 2005	By:	/s/ Robert D. Hardy

Robert D. Hardy
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release of U.S. Concrete, Inc. dated December 5, 2005